UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________________

Date of Report (Date of earliest event reported): April 16, 2020

QS Energy, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	0-29185	52-2088326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23902 FM 2978
Tomball, Texas	77375
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 845-3581

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None.

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 193 3 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240. 12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Items 7.01 (Regulation FD Disclosure) and

Item 8.01 (Other Events)

5.02(b) and (c). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective April 15, 2020, Gary Buchler voluntarily resigned as a member of the Board of Directors (the “Board”) of QS Energy, Inc. (the “Company”) and member of the Audit Committee of the Company. Mr. Buchler’s resignation was not the result of any dispute or disagreement with the Company or any matter related to the Company’s operations, policies or practices, the Company’s management or the Board.

Effective April 15, 2020, Jason Lane voluntarily resigned as the Company’s chief executive officer (“CEO”). Mr. Lane’s resignation was not the result of any dispute or disagreement with the Company or any matter related to the Company’s operations, policies or practices, the Company’s management or the Board. Notwithstanding Mr. Lane’s resignation as CEO of the Company, Mr. Lane will continue to serve as a member of the Company’s Board and as Chairman of the Company’s Board.

(c) Effective April 15, 2020, Don Dickson, a member of the Company’s Board, was appointed interim CEO of the Company for a term (“Term”) of ninety (90) days commencing from the effective date of his appointment. Mr. Dickson was appointed to the Company’s Board of Directors in August 2013 and currently serves as a member of the Company’s Audit Committee. Information regarding Mr. Dickson’s business experience is as follows: Mr. Dickson was Chief Executive Officer / President for Advanced Pipeline Services (APS). APS was established for the purpose of providing a full range of services to the oil and gas industry. Core business areas were in new construction of pipeline and facilities, horizontal directional drilling and pipeline integrity/rehabilitation. APS had operations and offices in both Texas, Eagleford and Permian Basin Fields. Prior to APS, Mr. Dickson worked for Kinder Morgan in their natural gas operations, retiring after twenty-nine years. During his time at Kinder Morgan he served in different engineering capacities including as Director on two major pipeline projects, the 42” (REX) Rockies Mountain Express through the state of Illinois, and the 42” (MEP) Midcontinent Express Pipeline through the state of Louisiana. He also was Director of Operations with Tetra Resources completing various onshore and offshore oil and gas wells and a Senior Engineer with Halliburton Services. After APS Mr. Dickson rejoined Kinder Morgan working Project Management on several major projects, NED in the Northeast part of the United States and Cortez Expansion CO2 line from southwest Colorado to Texas. Mr. Dickson has since retired from Kinder Morgan a second time and is currently working as a consultant and performing inspections in the oil and gas industry for different companies. Mr. Dickson earned his B.S. in Engineering from Oklahoma State University.

Mr. Dickson will not receive any cash compensation for his role as interim CEO; rather, his compensation will be in the form of options that will be granted (“Grant”) to Mr. Dickson to purchase 100,000 shares of restricted common stock of the Company (the “Options”), each month of his employment as interim CEO during the Term. The Options will vest on the 30th day following the date of Grant, provided that Mr. Dickson remains in his role as interim CEO on the vesting date. All of the Options shall be priced as of the closing market price of the Company’s common stock as reported by the OTCBB on the date of Grant. The Options issued to Mr. Dickson in exchange for serving as the Company’s interim CEO shall expire ten (10) years from the date of Grant.

Forward-Looking Statements

The Registrant cautions you that statements included in this Current Report on Form 8-K (including the exhibit hereto) that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negatives of these terms or other similar expressions. These statements are based on current expectations, estimates and projections about our business based in part on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those set forth our periodic reports filed with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Registrant undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

None

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2020	QS ENERGY, INC.

By: /s/ Michael McMullen
Name: Michael McMullen
Title: CFO

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